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                                                                   EXHIBIT 10.13

November 19, 2001

Richard G. Richmond
13705 Shoreline Court East
Earth City, MO 63045

Dear Rick:

This letter amends the Consulting Agreement dated January 8, 2001 by and between Richard G. Richmond ("Consultant") and Young Innovations, Inc. (the "Consulting Agreement"). Consultant and Young Innovations, Inc. (the "Company") hereby agree that Section 1(f)(i) of the Consulting Agreement shall be amended by replacing December 31, 2001 with June 30, 2002. In addition, Consultant and the Company may extend the Consulting Term (as defined in the Consulting Agreement) for an additional six months from June 30, 2002 to December 31, 2002 by mutual written agreement at least 30 days prior to June 30, 2002. Except as specifically provided herein, all other terms, conditions and provisions set forth in the Consulting Agreement shall remain in full force and effect. If the foregoing, is acceptable please sign and date this letter as set forth below.

Sincerely,


Arthur L. Herbst, Jr.
Executive Vice President


Accepted and Agreed:


/s/ Richard G. Richmond
-----------------------
Richard G. Richmond